EXHIBIT 4.1
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                           RUBBERMAID INCORPORATED
                            AMENDED AND RESTATED
                    1989 STOCK INCENTIVE AND OPTION PLAN

                                  PREAMBLE

        The purpose of this Plan is to reward performance and to build each Participant's equity interest in the stock of Rubbermaid Incorporated by providing long term incentives and rewards to directors and officers and other key employees of the Company and its subsidiaries who contribute to its continuing success by their innovation, ability, industry, loyalty and exceptional service. This Plan was originally approved by shareholders at the 1989 Annual Meeting and subsequently amended and approved by shareholders at the 1994 Annual Meeting.

                                      SECTION I
                                     DEFINITIONS

   BENEFICIARY

   1.01 "Beneficiary" means a person or entity (including a trust or estate), designated in writing by a Holder on such forms and in accordance with such terms and conditions as the Committee may prescribe, to whom the Holder's Stock Incentives and related rights and privileges under the Plan shall pass in the event of the death of the Holder.

   BOARD OR BOARD OF DIRECTORS

   1.02 "Board" or "Board of Directors" means the Board of Directors of Rubbermaid Incorporated, as constituted from time to time.

   CHANGE IN CONTROL

   1.03 "Change in Control" means the occurrence of any of the following events:

             (i) The Company is merged, consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than two-thirds of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors ("Voting Stock") of the Company immediately prior to such transaction;

             (ii) The Company sells or otherwise transfers all or substantially all of its assets to another corporation or other legal entity, and as a result of such sale or transfer less than two-thirds of the combined voting power of the then-outstanding securities of such corporation or entity immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer;

             (iii) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 15% or more of the Voting Stock of the Company;

             (iv) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a Change in Control of the Company has occurred or will occur in the future pursuant to any then-existing contract or transaction; or

             (v) If, during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of the Company cease for any reason to constitute at least a majority thereof; provided, however, that for purposes of this clause (v) each Director who is first elected, or first nominated for election by the holders of the Voting Stock, by a vote of at least two-thirds of the Directors of the Company (or a committee thereof) then still in office who were Directors of the Company at the beginning of any such period will be deemed to have been a Director of the Company at the beginning of such period.

             Notwithstanding the foregoing provisions of Sections 1.03(iii) or 1.03(iv), unless otherwise determined in a specific case by majority vote of the Board, a Change in Control shall not be deemed to have occurred for purposes of Sections 1.03(iii) or 1.03(iv) solely because (1) the Company,
          (2) a Subsidiary, or (3) any employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D,
          Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 15% or otherwise, or because the Company reports that a change in control of the Company has occurred or will occur in the future by reason of such beneficial ownership.



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   CODE

   1.04 "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time. References to a particular Section of the Code shall include references to any related Treasury Regulations and to successor Sections of the Code.

   COMMITTEE

   1.05 "Committee" means the Compensation and Management Development Committee of the Board of Directors or such other committee or subcommittee designated by the Board of Directors to administer the Plan.

   COMMON SHARES

   1.06 "Common Shares" means common stock of the Company, par value $1.00 per share.

   COMPANY

   1.07 "Company" means Rubbermaid Incorporated, an Ohio corporation, its successors and assigns.

   DIRECTOR

   1.08   "Director" means a director of the Company.

   EMPLOYEE

   1.09 "Employee" means a key employee of the Company or a Subsidiary, regularly employed on a full-time basis, including an officer or Director if he is such an employee.

   EXCHANGE ACT

   1.10 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

   FAIR MARKET VALUE

   1.11 "Fair Market Value" on a particular date means the mean between the high and low sales price of a Common Share on the New York Stock Exchange on such date as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange. If there were no sales on such date reported as provided above, the respective prices on the most recent prior day on which a sale was so reported.

          In the case of an Incentive Stock Option, if the foregoing method of determining fair market value should be inconsistent with Section 422 of the Code, "Fair Market Value" shall be determined by the Committee in a manner consistent with such Section of the Code and shall mean the value as so determined.


   HOLDER

   1.12 "Holder" means the Participant or eligible transferee (as such eligibility may be determined from time to time by the Committee) who holds a Stock Incentive.

   INCENTIVE STOCK OPTION

   1.13 "Incentive Stock Option" means an Option intended to meet the requirements of Section 422 of the Code.

   NON-STATUTORY STOCK OPTION

   1.14 "Non-Statutory Stock Option" means an Option which is not intended to be an Incentive Stock Option.

   OPTION

   1.15 "Option" means an option granted under this Plan to purchase Common Shares. Options may be Incentive Stock Options or Non-Statutory Stock Options.

   PARTICIPANT

   1.16 "Participant" means a Director, officer or other Employee selected by the Committee to participate in this Plan.

   PERFORMANCE AWARD

   1.17 "Performance Award" means an award of Performance Shares to a Participant, which is contingent upon the attainment of performance objectives determined in the discretion of the Committee as more fully set forth in Section VI hereof.

   PERFORMANCE GOALS

   1.18   "Performance Goals" shall have the meaning ascribed to it at
          Section 6.02.

   PLAN

   1.19 "Plan" means the Rubbermaid Incorporated Amended and Restated 1989 Stock Incentive and Option Plan set forth in these pages, as amended from time to time.

   RESTRICTED STOCK AWARD

   1.20 "Restricted Stock Award" means an award of Common Shares to a Participant with restrictions as to disposition and subject to a risk of forfeiture until certain conditions have been met.

   SEC RULE 16b-3

   1.21   "SEC Rule 16b-3" means Rule 16b-3 of the Securities and
          Exchange Commission promulgated under the Exchange Act, as such rule or any successor rule may be in effect with respect to
          Section 16 Persons from time to time.

   SECTION 16 PERSON

   1.22 "Section 16 Person" means a person subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

   STOCK APPRECIATION RIGHT

   1.23   "Stock Appreciation Right" means a right granted under Section
          VIII below.

   STOCK INCENTIVE

   1.24 "Stock Incentive" means a Performance Award, Restricted Stock Award, Option or Stock Appreciation Right.

   SUBSIDIARY

   1.25 "Subsidiary" means a corporation or other form of business association of which shares (or other ownership interests) having more than 50% of the voting power are owned or controlled, directly or indirectly, by the Company; provided, however, that in the case of an Incentive Stock Option, the term "Subsidiary" shall mean a Subsidiary (as defined by the preceding clause) which is also a "subsidiary corporation" as defined in Section 424(f) of the Code.

                                      SECTION II
                                 PLAN ADMINISTRATION

   ADMINISTRATOR

   2.01 The Plan shall be administered by the Committee, which shall consist of three or more directors appointed from time to time by the Board. Unless the Board determines otherwise, the Committee shall be comprised solely of "outside directors" within the meaning of Section 162(m) of the Code. In addition, the Committee will be constituted in a manner that satisfies the "non-employee" director standard in SEC Rule 16b-3. Notwithstanding the requirements contained in the two immediately preceding sentences, the Board may, in its discretion, delegate to a committee or subcommittee of the Board that does not meet the foregoing requirements any or all of the authority and responsibility of the Committee with respect to awards of Stock Incentives to employees who are not
          Section 16 Persons or "covered employees" for purposes of
          Section 162(m) of the Code at the time any such delegated authority or responsibility is exercised. Such other committee or subcommittee may consist of three or more directors who may, but need not, be officers or employees of the Company or of any of its Subsidiaries. To the extent that the Board has delegated to such other committee or subcommittee the authority and responsibility of the Committee pursuant to the foregoing, all references to the Committee in the Plan shall be to such other committee or subcommittee.

   ADMINISTRATIVE POWERS

   2.02 The Committee shall have full power to interpret and administer the Plan and full authority to act in selecting the Participants to whom Stock Incentives will be granted, in determining the type and amount of Stock Incentives to be granted to each such Participant, the terms and conditions of Stock Incentives granted under the Plan, including any applicable Performance Goals, and the terms of agreements which will be entered into with Participants. The Committee shall have the power to make regulations for carrying out the Plan and to make changes in such regulations as it from time to time deems proper. Any interpretation by the Committee of the terms and provisions of the Plan and any instrument issued thereunder and its administration thereof, and all action taken by the Committee, shall be final, binding and conclusive on the Company, its shareholders, Subsidiaries, affiliates, all Holders, their respective legal representatives, successors and assigns and upon all other persons claiming under or through any of them.

   LIMITATION ON LIABILITY

   2.03 Members of the Board of Directors and members of the Committee acting under the Plan shall be fully protected in relying in good faith upon information supplied by the management of the Company and the advice of counsel and shall incur no liability except for acts or omissions undertaken with deliberate intent to cause injury or undertaken with reckless disregard.

                                     SECTION III
                                     PLAN SHARES

   SHARES SUBJECT TO THE PLAN; MAXIMUM NUMBER -- AGGREGATE

   3.01 Subject to adjustments as provided in Section X and the provisions of Sections 3.03 and 8.07 hereof, the total number of Common Shares as to which Stock Incentives may be granted under the Plan in each calendar year during any part of which the Plan is effective shall be one percent (1%) of the total outstanding Common Shares as of the first day of such year;

          provided that the maximum number of Common Shares that may be issued or transferred in respect of Incentive Stock Options granted under this Plan shall be 5,000,000 Common Shares. In addition, any shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for grants under the Plan. Any shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares, or shares to be purchased, as the Committee may from time to time determine.

   SHARES SUBJECT TO THE PLAN; MAXIMUM NUMBER -- PER PARTICIPANT 3.02 Subject to Sections 3.03, 8.07 and 10.01 hereof, the maximum number of Stock Incentives that may be granted to each Participant in each calendar year during any part of which the Plan is in effect shall be as follows:

             (a) With respect to Common Shares subject to Options, 500,000 Common Shares;

             (b)  With respect to Common Shares subject to Stock
          Appreciation Rights, 500,000 Common Shares;

             (c) With respect to Restricted Stock (not issued in payment of Performance Awards), that number of Common Shares whose value equals the lesser of (i) 500% of such Participant's base salary for such year or (ii) $2,000,000 (based on the Fair Market Value of Common Shares on the date the award is granted, not the date the award vests or is paid);

             (d) With respect to Performance Awards, that number of Common Shares whose value equals the lesser of (i) 500% of such Participant's base salary for such year or (ii) $2,000,000 (based on the Fair Market Value of Common Shares on the date the award is granted, not the date the award is earned or paid).

   CHARGING OF SHARES

   3.03 Subject to the provisions of Section 8.07, Common Shares subject to a Stock Incentive that are forfeited, terminated, or canceled without having been exercised (other than Common Shares subject to an Option that is canceled upon the exercise of a related Stock Appreciation Right) will again be available for grant under this Plan, without reducing the number of Common Shares available in any calendar year for grant of Stock Incentives. If a Holder pays all or part of the exercise price associated with a Stock Incentive by the transfer of Common Shares or the surrender (including by attestation) of all or part of a Stock Incentive (including the Stock Incentive being exercised) such Common Shares will also be available for grant under this Plan, without reducing the number of Common Shares available in any calendar year for grant of Stock Incentives.

                                      SECTION IV
                              GRANTS OF STOCK INCENTIVES

   TYPE OF AWARDS

   4.01 Subject to the provisions of the Plan, the Committee may at any time, or from time to time, grant Performance Awards, Restricted Stock Awards, Options, or Stock Appreciation Rights, or any combination thereof, to any Participant.

   TANDEM AWARDS

   4.02 The Committee may (but need not) grant any Stock Incentive in tandem with another Stock Incentive. Tandem Stock Incentives may be granted as either alternatives or supplements to one another. The terms and conditions of any such Tandem Stock Incentives shall be determined by the Committee subject to the provisions of the Plan.

                                      SECTION V
                               RESTRICTED STOCK AWARDS

   RESTRICTED STOCK AGREEMENTS

   5.01 Restricted Stock Awards shall be evidenced by Restricted Stock agreements. Such agreements shall conform to the requirements of the Plan and may contain such other provisions (including provisions for the protection of Restricted Stock Awards in the event of a Change in Control) as the Committee shall deem advisable.

   RIGHTS OF PARTICIPANTS

   5.02 Subject to the restrictions on transfer and the risk of forfeiture, and except to the extent the Committee provides otherwise at the time of grant of a Restricted Stock Award, a Participant who has been granted a Restricted Stock Award will thereafter have all the rights of a shareholder, including the right to receive dividends paid on such shares and to vote such shares unless and until any such shares are forfeited. Certificates or other evidence of Restricted Stock Awards will be held by the Company or other designee of the Committee.

   DELIVERY OF SHARES

   5.03 The Restricted Stock Award agreement shall specify the duration of the restricted period and the employment conditions under which the Restricted Stock may be forfeited to the Company. If, at the end of the restricted period, the restrictions imposed hereunder lapse as provided in the Restricted Stock Award agreement, a certificate representing the number of Common Shares on which restrictions have lapsed as well as any other


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          form of compensation provided for in the agreement will be delivered to the Participant or his Beneficiary upon compliance by the Participant with any requirements provided for in the agreement. The Committee may, in its sole discretion, modify or accelerate the vesting of shares of Restricted Stock.

   FORFEITURE

   5.04 In addition to any specific provisions on forfeiture provided for in any Restricted Stock Award agreement, Restricted Stock Awards will be forfeited if the Participant terminates employment with the Company, a Subsidiary or an affiliate for any reason other than death, disability or retirement, except that the Committee shall have the authority to provide for their continuation in whole or in part whenever in its judgment it shall determine that such continuation is in the best interests of the Company.

   NONASSIGNABILITY

   5.05 Restricted Stock Awards may not be pledged, assigned or transferred for any reason during the Participant's lifetime, and any attempt to do so shall be void and the relevant Award shall be forfeited.

   CHANGES IN CONTROL

   5.06 In the event of a Change in Control each outstanding Restricted Stock Award will become fully vested in each Participant as of the day before such event occurs. This will result in the lapse of all restrictions on such Restricted Stock Awards.

                                      SECTION VI
                                  PERFORMANCE AWARDS

   PERFORMANCE AWARD AGREEMENTS

   6.01 Performance Awards shall be evidenced by Performance Award agreements. Such agreements shall conform to the requirements of the Plan and may contain such other provisions (including Performance Goals (as defined below) and provisions for the protection of Performance Awards in the event of a Change in Control) as the Committee shall deem advisable.

   AWARD PERIOD AND PERFORMANCE GOALS

   6.02 The Committee shall determine and include in a Performance Award the period of time during which a Performance Award may be earned ("Award Period").

          The Committee shall also establish performance objectives ("Performance Goals") to be met by the Company, Subsidiary or affiliate during the Award Period as a condition to payment of, and/or the lapse of any applicable restrictions relating to, the Performance Award. The Performance Goals may include minimum and optimum objectives or a single set of objectives. With respect to Performance Awards that are intended to qualify as "performance based" within the meaning of Code Section 162(m)(4)(C), the Committee shall (i) select the Participants for such Performance Awards, (ii) establish in writing the applicable Performance Goals and all related terms no later that 90 days after the commencement of the period of service to which the Performance Goals relate (or such earlier or later date as may be the applicable deadline for compensation payable hereunder to qualify as "performance based" within the meaning of Code Section 162(m)(4)(C)), and (iii) designate the Performance Awards that are to qualify as "performance based" within the meaning of Code Section 162(m)(4)(C).

          The Committee shall establish in writing the Performance Goals for each Award Period which shall be based on any of the following performance criteria, either alone or in any combination, on either a consolidated or business unit or divisional level, and which shall include or exclude discontinued operations and acquisition expenses (e.g., pooling of interests), as the Committee may determine: return on net assets, return on capital employed, economic value added, level of sales, earnings per share, income before income taxes and cumulative effect of accounting changes, net income, return on equity, total shareholder return, market valuation, cash flow and completion of acquisitions. The foregoing criteria shall have any reasonable definitions that the Committee may specify at the time the Performance Goal is established, which may include or exclude any or all of the following items, as the Committee may specify: extraordinary, unusual, or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring or productivity initiatives; non-operating items; acquisition expenses (e.g., pooling of interests); and effects of divestitures. Any such performance criterion or combination of such criteria may apply to the Participant's award opportunity in its entirety or to any designated portion or portions of the opportunity, as the Committee may specify.

   NO DISCRETION

   6.03 With respect to Performance Awards that are intended to qualify as "performance based" within the meaning of Code Section 162(m)(4)(C), the Committee has no discretion to increase the amount of the award due upon attainment of the applicable Performance Goals. No provision of this Plan shall preclude the Committee from exercising negative discretion with respect to any Performance Award (i.e., to reduce or eliminate the award payable) within the meaning of Treasury Regulation Section

          1.162-27(e)(2)(iii)(A).

   PERFORMANCE AWARD EARNED

   6.04 The Performance Awards shall be expressed in terms of Common Shares and referred to as "Performance Shares." With respect to each Performance Award, the Committee shall fix the number of allocable Performance Shares. The level of Performance Goals attained will determine the percentage of Performance Shares earned for an Award Period. After completion of the Award Period, the Committee shall certify in writing the extent to which the Performance Goals and other material terms applicable to such award are attained. Unless and until the Committee so certifies, the Performance Award shall not be paid.

   FORFEITURE

   6.05 In addition to any specific provisions on forfeiture provided for in any Performance Award agreement, Performance Awards will be forfeited if the Participant terminates employment (other than upon death, disability or retirement) with the Company, a Subsidiary or an affiliate prior to the completion of the Award Period; provided that the Committee shall have the authority to provide for a partial or full payment of the Performance Award that would have been payable if the Participant had continued employment for the entire Award Period, which shall be paid at the same time as it would have been paid if no such termination of employment occurred, but only if and to the extent the exercise of such discretion by the Committee does not prevent any Performance Award from qualifying as "performance based" within the meaning of Code Section 162(m)(4)(C).

   PERFORMANCE AWARD PAYMENT

   6.06 The Committee, in its discretion, may elect to make the payment of Performance Awards in Restricted Shares, Common Shares, cash or any combination of the foregoing. If the Performance Award is paid in Restricted Shares or Common Shares, the Company shall issue one Restricted Share or Common Share for each Performance Share earned. If the Performance Award is paid in cash, the cash payable shall be equal to the Fair Market Value of the Performance Shares earned as of the last day of the Award Period.

   DELAYED PAYMENT

   6.07 To the extent that the Committee, in its sole discretion, determines that the payment of any Performance Award is not deductible by the Company based on Code Section 162(m), the Company shall delay the payment of such Performance Award. The unpaid portion of a Performance Award that is subject to this
          Section 6.07 shall be paid (in whole or in part), at the discretion of the Committee, when such payment is deductible in accordance with Code Section 162(m). The delayed payment of a Performance Award payable in Common Shares or Restricted Shares shall be equal to the number of Performance Shares earned but unpaid. The delayed payment of a Performance Award payable in cash shall be equal to the Fair Market Value of the earned but unpaid Performance Shares as of the appropriate date selected by the Committee.

   RIGHTS OF PARTICIPANTS

   6.08 Subject to the restrictions on transfer and the risk of forfeiture, and except to the extent the Committee provides otherwise at the time of grant of a Performance Award, a Participant who has been granted a Performance Award payable in Common Shares or Restricted Shares will thereafter have all the rights of a shareholder, including the right to receive dividends paid on such shares and to vote such shares unless and until any such shares are forfeited. Certificates or other evidence of Performance Awards will be held by the Company or other designee of the Committee.

   NONASSIGNABILITY

   6.09 Performance Awards may not be pledged, assigned or transferred for any reason during the Participant's lifetime, and any attempt to do so shall be void and the relevant Award shall be forfeited.

   CHANGE IN CONTROL

   6.10   In the event of a Change in Control each outstanding
          Performance Award will become fully vested in each Participant as of the day before such event occurs. This will result in the lapse of all restrictions on such Performance Awards, regardless of any unachieved Performance Goal.

                                     SECTION VII
                                       OPTIONS

   TERMS AND CONDITIONS OF OPTIONS

   7.01 Except as otherwise provided in Section 12.07, Options shall be subject to the provisions set forth in this Section.

   PURCHASE PRICE

   7.02 Subject to the provisions of Section X, the price at which each Common Share may be purchased under an Option shall be not less than 100% of the Fair Market Value of a Common Share on the date the Option is granted (or in the case of any optionee who, at the time an Incentive Stock Option is granted, owns, directly or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than 10% of the total combined
          voting      power of all classes of stock of his employer
          corporation or of its parent or subsidiary corporation, not less than 110% of the Fair Market Value of a Common Share on the date the Incentive Stock Option is granted).

   PAYMENT OF PURCHASE PRICE

   7.03 The purchase price of shares subject to an Option may be paid in whole or in part (a) in cash, (b) by bank, certified, cashier's or personal check subject to collection, (c) if so provided in the Option and subject to such terms and conditions as the Committee may impose, by delivering to the Company a properly executed exercise notice and instructions to deliver the resulting stock to a stockbroker that are intended to satisfy the provisions of Section 220.3(e)(4) of Regulation T issued by the Board of Governors of the Federal Reserve System as in effect from time to time, and (d) if so provided in the Option and subject to such terms and conditions as are specified in the Option, (i) in Common Shares (including through an attestation procedure) or other property surrendered to the Company or (ii) by the surrender of all or part of the Option being exercised, or by a combination of the foregoing methods, as and to the extent permitted by the Committee. Property for purposes of this paragraph shall include an obligation of the Company unless prohibited by applicable law. Common Shares thus surrendered shall be valued at their Fair Market Value on the date of exercise. Any such other property thus surrendered shall be valued at its fair market value on any reasonable basis established or approved by the Committee. Any Common Shares surrendered to the Company in payment of an Option's purchase price pursuant to Section 7.03(d) (including by attestation) will again be available for grant under this Plan, without reducing the number of Common Shares available in any calendar year for grant of Stock Incentives.

   CONSIDERATION FOR GRANT OF OPTIONS

   7.04 Options may be granted for such lawful consideration, including money or other property, tangible or intangible, or labor or services received or to be received by the Company, as the Committee may determine when the Option is granted. Property for purposes of the preceding sentence shall include an obligation of the Company unless prohibited by applicable law.

          Subject to the foregoing and the other provisions of this
          Section VII, each Option may be exercisable in full at the time of grant or may become exercisable in one or more installments, and at such time or times, as the Committee may determine. The Committee may at any time accelerate the date on which an Option becomes exercisable, and no additional consideration need be received by the Company in exchange for such acceleration. Unless otherwise provided in the Option, an Option, to the extent it becomes exercisable, may be exercised at any time in whole or in part until the expiration or termination of the Option.

   CERTAIN LIMITATIONS ON EXERCISE

   7.05 Unless otherwise determined by the Committee, each Option may be exercised, during the Holder's lifetime, only by the Holder or the Holder's guardian or legal representative, and after death only by the Holder's Beneficiary or, absent a Beneficiary, by his estate or by a person who acquired the right to exercise the Option by will or the laws of descent and distribution. Notwithstanding any other provision of this Plan, (a) no Option shall be exercisable after the tenth anniversary of the date the Option was granted, and (b) no Incentive Stock Option which is granted to any optionee who, at the time such Option is granted, owns stock, directly or indirectly within the meaning of Section 424(d) of the Code, possessing more than 10% of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporation, shall be exercisable after the expiration of five (5) years from the date such Option is granted. The Company may but need not provide for an Option to be exercisable after termination of employment or cessation of service as a Director, as the case may be, until its fixed expiration date (or until an earlier date or specified event occurs).

   INCENTIVE STOCK OPTIONS

   7.06 An Option may, but not need, be an Incentive Stock Option. The aggregate Fair Market Value (determined as of the time the Option is granted) of the stock with respect to which Incentive Stock Options may be exercisable for the first time by any Employee during any calendar year (under all plans, including this Plan, of his employer corporation and its parent and subsidiary corporations) shall not exceed $100,000 or such other maximum amount permitted by the Code.


   OPTION INSTRUMENTS

   7.07 Each Option shall be evidenced by a written instrument, signed by an officer of the Company duly authorized to do so, which shall contain such terms and conditions, and shall be in such form, as the Committee shall determine, provided the instrument is consistent with this Plan and incorporates it by reference. An Option, if so approved by the Committee, may include terms, conditions, restrictions and limitations in addition to those provided for in this Plan including, without limitation, terms and conditions providing for the transfer or issuance of shares, on exercise of an Option, which may be non-transferable and forfeitable to the Company in designated circumstances.

   PROVISION APPLICABLE TO CERTAIN HARDSHIP DISTRIBUTIONS

   7.08 No Participant shall make any elective contribution or employee contribution (within the meaning of Treasury Regulation Section 1.401(k)-l(d)(2)(iv)(B)(4)) (i.e., exercise an Option with cash or check) to the Plan during the twelve-month period after the Participant's receipt of a deemed hardship distribution (within the meaning of Treasury Regulation Section 1.401(k)- 1(d)(2)(iv)) from a plan of the Company (or a related party within the provisions of Code Section 414(b), (c), (m) or (o)) containing a cash or deferred arrangement under Section 401(k) of the Code. The preceding sentence shall not apply if and to the extent that the Committee determines it is not necessary to qualify any such plan as a cash or deferred arrangement under
          Section 401(k) of the Code.

   CERTAIN CONDITIONS TO EXERCISE

   7.09 No Option shall be exercisable unless and until the Company (a) obtains the approval of all regulatory bodies whose approval the Committee may deem necessary or desirable, and (b) complies with all legal requirements deemed applicable by the Committee.

   DATE OF EXERCISE

   7.10 An Option shall be considered exercised if and when written notice, signed by the person exercising the Option and stating the number of shares with respect to which the Option is being exercised, is received by the Company on a properly completed form approved for this purpose by the Committee, accompanied by full payment of the Option purchase price in one or more of the forms authorized by the Committee and described in Section 7.03 above for the number of shares to be purchased. No Option may at any time be exercised with respect to a fractional share.

                                     SECTION VIII
                              STOCK APPRECIATION RIGHTS

   TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

   8.01 Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the Plan, as shall from time to time be determined by the Committee and to the terms and conditions set forth in this Section VIII.

   TANDEM AND FREE-STANDING RIGHTS

   8.02 Stock Appreciation Rights may be granted in connection with all or any part of an Option, either at the time of the grant of such Option or at any time thereafter during the term of the Option (in either case, "Tandem Stock Appreciation Rights"), or may be granted without reference to an Option ("Free-Standing Stock Appreciation Rights").

   TANDEM RIGHTS

   8.03 Tandem Stock Appreciation Rights may be granted either as an alternative or a supplement to a specified Option (the "related" Option). Each Tandem Stock Appreciation Right that is granted as an alternative to an Option shall entitle the holder to receive the amount determined pursuant to Section 8.06 below if and when a related Option to purchase one Common Share that is then exercisable is surrendered. Each Tandem Stock Appreciation Right that is granted as a supplement to an Option shall entitle the Holder to receive the amount determined pursuant to Section 8.06 below if and when the Holder purchases a share under the related Option.

   CONSIDERATION FOR GRANT OF RIGHTS

   8.04 Stock Appreciation Rights may be granted for such lawful consideration, including money or other property, tangible or intangible, or labor or services received or to be received by the Company, as the Committee may determine when the Rights are granted. Property for purposes of the preceding sentence shall include an obligation of the Company unless prohibited by applicable law. Subject to the foregoing and the other provisions of this Section VIII, Stock Appreciation Rights may be exercisable in full at the time of grant or may become exercisable in one or more installments, and at such time or times, as the Committee may determine. The Committee may at any time accelerate the date on which Stock Appreciation Rights become exercisable, and no additional consideration need be received by the Company in exchange for such acceleration. Unless otherwise provided in the Rights, Stock Appreciation Rights, to the extent they become exercisable, may be exercised at any time in whole or in part until they expire or terminate.

   TERM OF RIGHTS

   8.05 No Free-Standing Stock Appreciation Right shall be exercisable after the tenth anniversary of the date it was granted, and no Tandem Stock Appreciation Right shall be exercisable after the related Option ceases to be exercisable. The Committee may but need not provide for Stock Appreciation Rights to be exercisable after termination of employment or cessation of service as a Director, as the case may be, until they expire pursuant to the first sentence of this Section 8.05 (or until an earlier date or specified event occurs).

   PAYMENT UPON EXERCISE

   8.06 Upon exercise of Stock Appreciation Rights, the Holder thereof shall be entitled to receive cash or Common Shares or a combination of each, as the Committee in its sole discretion may determine, equal to the amount by which the Fair Market

          Value of a Common Share on the date of such exercise exceeds the Base Price of the Stock Appreciation Rights, multiplied by the number of Stock Appreciation Rights exercised provided that in no event shall a fractional share be issued. In the case of Tandem Stock Appreciation Rights, the Base Price shall be the price at may be purchased under the related Option. In the case of Free-Standing Stock Appreciation Rights, the Base Price shall be the Fair Market Value of a Common Share on the date the Rights were granted. The Committee may provide that, notwithstanding the foregoing, upon exercise of Stock Appreciation Rights at any time during the thirty-day period following a Change in Control (a "Change in Control Period"), including, without limitation, upon exercise of Stock Appreciation Rights which expire before the end of the Change in Control Period in which they are exercised, the amount of cash or shares which a Holder shall be entitled to receive shall equal the amount by which the highest Fair Market Value of a Common Share during such Change in Control Period exceeds the Base Price of the Stock Appreciation Rights multiplied by the number of Stock Appreciation Rights exercised but, in the case of Stock Appreciation Rights that relate to an Incentive Stock Option, not in excess of the maximum amount that may be paid under Code Section 422 without disqualifying such Option as an Incentive Stock Option.

   CHARGING OF SHARES FOR RIGHTS

   8.07 The maximum number of shares available for use under the Plan shall be charged only for the number of shares which are actually issued or transferred in settlement of Stock Appreciation Rights and for that number of Common Shares having a Fair Market Value on the date of exercise equal to the cash payable in settlement of such Rights. In the case of an exercise of a Tandem Stock Appreciation Right that is alternative to an Option, if the number of Common Shares previously charged against the maximum number of shares available for use under the Plan on account of the surrendered portion of the Option exceeds the number of shares (if any) actually issued or transferred pursuant to such surrender and that number of Common Shares having a Fair Market Value on the date of exercise equal to any cash payable pursuant to such surrender, the excess may be added back to the number of shares available for use under the Plan.

   CERTAIN LIMITATIONS ON EXERCISE OF RIGHTS

   8.08 Unless otherwise determined by the Committee, each Stock Appreciation Right may be exercised, during the Holder's lifetime, only by the Holder or the Holder's guardian or legal representative, and after death only by the Holder's Beneficiary or, absent a Beneficiary, by his estate or by a person who acquired the right to exercise the Right by will or the laws of descent and distribution.

   STOCK APPRECIATION RIGHT INSTRUMENTS

   8.09 Each Stock Appreciation Right shall be evidenced by a written instrument, which shall contain such terms and conditions, and shall be in such form, as the Committee shall determine, provided the instrument is consistent with the Plan and incorporates it by reference.

                                      SECTION IX
                 CERTAIN CHANGE IN CONTROL, TERMINATION OF EMPLOYMENT
                              AND DISABILITY PROVISIONS

   9.01 Notwithstanding any provision of the Plan to the contrary, any Option or Stock Appreciation Right which is outstanding but not yet exercisable at the time of a Change in Control shall become exercisable at that time. Any Option affected by the preceding sentence shall remain exercisable until it expires or terminates pursuant to its terms and conditions. The Committee may at any time, and subject to such terms and conditions as it may impose:

             (a) authorize the Holder of an Option or Stock Appreciation Right to exercise the Option or Stock Appreciation Right following the termination of the Participant's employment with, or service as a Director of, the Company and its Subsidiaries, or following the Participant's disability, whether or not the Option or Stock Appreciation Right would otherwise be exercisable following such event, provided that in no event may
          an Option      or Right be exercised after the expiration of
          its term;

             (b) grant Options and Stock Appreciation Rights which become exercisable only in the event of a Change in Control;

             (c) provide for Stock Appreciation Rights to be exercised automatically and only for cash in the event of a Change in Control; and

             (d) provide in advance or at the time of a Change in Control for cash to be paid in settlement of any Option, Stock
          Appreciation Right, Performance Award or Restricted Stock Award in the event of a Change in Control, either at the election of the Participant or at the election of the Committee.

                                      SECTION X
                      ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

   ADJUSTMENTS TO BE MADE

   10.01 In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting Common Shares, or a sale by the Company of all or part of its assets other than in the normal course of business, or any distribution to shareholders other than a normal cash dividend, the Committee shall make appropriate adjustments in the number and kind of shares authorized by the Plan and to outstanding Restricted Stock Awards, Performance Awards, any adjustments Options and Stock Appreciation Rights (including adjustments in the purchase price or Base Price thereof and in the number and kind of shares issuable thereunder) as it determines appropriate; provided that any such adjustments affecting Incentive Stock Options shall comply with Sections 422 and 424 of the Code.


                                      SECTION XI
                           PLAN EXISTENCE; PLAN AMENDMENTS

   EFFECTIVE DATE AND TERMINATION

   11.01 The Plan shall become effective on April 22, 1997, subject to shareholder approval that meets the applicable requirements of
          Section 162(m)(4)(C)(ii) of the Code and the New York Stock Exchange. If not so approved, the Plan and any Stock Incentive granted thereunder and contingent upon such approval, shall be null and void. If so approved, the Plan shall remain in full force and effect until all shares authorized to be issued or transferred hereunder have been exhausted or until the Plan is sooner terminated by the Board of Directors, and shall continue in effect thereafter with respect to any Stock Incentives outstanding at the time of such termination. In no event shall an Incentive Stock Option be granted under the Plan more than ten (10) years from the date the Plan is adopted by the Board, or the date the Plan is approved by the shareholders of the Company, whichever is earlier.

   AMENDMENT AND TERMINATION

   11.02 Subject to any applicable shareholder approval requirements of applicable law or the rules of the New York Stock Exchange, the Plan may be amended by the Board of Directors at any time and in any respect, including without limitation to qualify Stock Incentives hereunder as performance-based compensation under Code Section 162(m)(4)(C) and to permit or facilitate qualification of Options therefore or thereafter granted as Incentive Stock Options under the Code, provided that, without shareholder approval, no amendment shall (a) increase the aggregate number of shares which may be issued under Incentive Stock Options under the Plan within the meaning of Proposed Treasury Regulation Section 1.422A-2(b)(3)(iv) or its successor, or (b) change the material terms of a Performance Goal that were previously approved by shareholders within the meaning of Treasury Regulation Section 1.162-27(e)(4)(vi) or a successor provision, unless the Board shall determine that such approval is not necessary to avoid loss of a deduction under
          Section 162(m) of the Code, will not avoid such a loss of deduction or is not advisable. The Plan may also be terminated at any time by the Board of Directors. No amendment or termination of this Plan shall adversely affect any Stock Incentive granted prior to the date of such amendment or termination without the written consent of the Participant.

                                     SECTION XII
                                       GENERAL

   GENERAL PROVISIONS

   12.01  Unless otherwise determined by the Committee, no Stock
          Incentive granted under this Plan may be transferred or assigned by the Holder other than to a Beneficiary, as provided hereunder, or, if none, by will, pursuant to the laws of descent and distribution, or pursuant to a qualified domestic relations order; except that no Incentive Stock Option may be transferred or assigned pursuant to a qualified domestic relations order.

   12.02 Nothing contained in the Plan, nor in any instrument issued pursuant to the Plan, shall confer upon any Participant any right with respect to continuance of employment by, or service as a Director of, as the case may be, the Company, a Subsidiary or affiliate, nor interfere in any way with the right of the Company, a Subsidiary or affiliate, to terminate the employment of, or service as a Director of, any Participant at any time or without assigning any reason therefor.

   12.03 For purposes of this Plan, transfer of employment between the Company and its Subsidiaries and affiliates shall not be deemed termination of employment subject, in the case of Incentive Stock Options and any Rights tandem thereto, to any applicable provisions of Sections 422 and 424 of the Code.

   12.04 The Company and its Subsidiaries may make such provisions as they may deem appropriate for the withholding of any taxes which they determine are required to be withheld in connection with any Stock Incentive. Without limiting the foregoing, the Committee may, subject to such terms and conditions as it may impose, permit or require any withholding tax obligation arising in connection with the grant, exercise, vesting, distribution or payment of any Stock Incentive to be satisfied in whole or in part, with or without the consent of the Holder, by having the Company withhold all or any part of the Common Shares that vest or would otherwise be distributed at such time. Any shares so withheld shall be valued at their Fair Market Value on the date of such withholding.

   12.05 No person (individually or as a member of a group), and no Beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any Common Shares allocated or reserved for the purposes of this Plan, or subject to any Stock Incentive, except as to such Common Shares, if any, as shall have been issued or transferred to him.

   12.06 Unless this Section 12.06 prevents an Option from qualifying as an Incentive Stock Option under Section 422 of the Code or prevents a Stock Incentive from qualifying as performance based compensation under Section 162(m) of the Code, if any day on which action under the Plan must be taken falls on a Saturday, Sunday or legal holiday, such action may be taken on the next succeeding day not a Saturday, Sunday or legal holiday.

   12.07 Without amending the Plan, Stock Incentives may be granted to Participants who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Plan.

   12.08 Except as provided in Section 6.03, the Committee may amend any outstanding Stock Incentive to the extent it deems appropriate. Such amendment may be unilateral by the Company, except in the case of amendments adverse to the Holder, in which case the Holder's consent is required to any such amendment.

   12.09 Any provision of the Plan to the contrary notwithstanding, and except to the extent that the Committee determines otherwise:
          (a) transactions with respect to persons whose remuneration is subject to the provisions of Section 162(m) of the Code shall conform to the requirements of Section 162(m)(4)(C) of the Code, and (b) every provision of the Plan shall be administered, interpreted and construed to carry out (a) hereof.

   12.10 Notwithstanding any provision of the Plan to the contrary, the Plan is intended to give the Committee the authority to grant Stock Incentives hereunder that qualify as performance-based compensation under Code Section 162(m)(4)(C) and that do not so qualify. Every provision of the Plan shall be administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded; and any provision of the Plan that would prevent a Stock Incentive that the Committee intends to qualify as performance-based pay under Code Section 162(m)(4)(C) from so qualifying shall be administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded.

   12.11 The validity, construction, interpretation and administration of the Plan and of any determinations or decisions made thereunder, and the rights of all persons having or claiming to have any interest therein or thereunder, shall be governed by, and determined exclusively in accordance with, the laws of the State of Ohio, but without giving effect to the principles of conflicts of laws thereof. Without limiting the generality of the foregoing, the period within which any action arising under or in connection with the Plan must be commenced, shall be governed by the laws of the State of Ohio, without giving effect to the principles of conflicts of laws thereof, irrespective of the place where the act or omission complained of took place and of the residence of any party to such action and irrespective of the place where the action may be brought.

   12.12 The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall include within its meaning the plural and vice versa.